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                                                                    Exhibit 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of Fox Entertainment Group, Inc. of our report dated March 8, 2001, except as to Note 6 which is as of March 14, 2001, relating to the consolidated financial statements of BHC Communications, Inc., which appears in the Current Report on Form 8-K/A of Fox Entertainment Group, Inc. dated
October 15, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
April 8, 2002